New York Office:

805 Third Avenue

New York, NY 10022

212.838.5100

www.rbsmllp.com

New York, New York 10022

212.868.3669/Tel

212.838.2676/ Fax

www.rbsmllp.com

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2025 relating to the consolidated financial statements of NextPlat Corp and subsidiaries (collectively, the “Company”) as of and for the years ended December 31, 2024 and 2023 included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

New York, NY

December 17, 2025